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                                                                    EXHIBIT 10.4


                            TEAM AMERICA CORPORATION

                                VOTING AGREEMENT



         This Voting Agreement ("the Agreement") is made to be effective as of January 1, 1999, among Richard C. Schilg ("Schilg"), Kevin T. Costello ("Costello"), Steven Cash Nickerson ("Nickerson"), Byron McCurdy ("B. McCurdy") and Terry McCurdy ("T. McCurdy"). Schilg, Costello, Nickerson, B. McCurdy, and
T. McCurdy shall be collectively be referred to as the "Shareholders."


                                    RECITALS

         A. Schilg has resigned as Chairman and Chief Executive Officer of TEAM America Corporation, an Ohio corporation (the "Company"), effective January 1, 1999 (the "Resignation").

         B. Concurrently herewith, Schilg and the Company are entering into a Confidential Separation Agreement and Waiver of Claims, a Consulting Agreement, a Promissory Note and a Security Agreement/Stock Pledge. Part of the consideration for the execution of this Voting Agreement is the execution of each of the foregoing documents by each of the parties thereto.

         C. Schilg, Costello, Nickerrson, and B. McCurdy are currently directors and significant shareholders of the Company.

         D. T. McCurdy is a significant shareholder of the Company.

         E. The nominating committee of the Company's Board of Directors (the "Nominating Committee") will proposed the following slate of directors to be elected at each of the Company's Annual Meetings of Shareholders in 1999, 2000, and 2001:


                      1999                              2000                             2001
              ---------------------            ----------------------            ---------------------

              Steven Cash Nickerson               Kevin T. Costello              Steven Cash Nickerson

                  Byron McCurdy                   Richard C. Schilg                  Byron McCurdy

               William W. Johnston               Crystal A. Faulkner              William W. Johnston

               M. Raymond Schwartz              Charles F. Dugan, II              M. Raymond Schwartz

         F. As a result of the resignation of Schilg, the parties hereto desire to enter into this Agreement to establish parameters under which a healthy transition of control will occur for the Company under the terms and conditions set forth in this Agreement.

                                    AGREEMENT

         NOW, THEREFORE, in consideration of the mutual agreements and covenants hereinafter contained, the parties hereto agree as follows:

         SECTION 1.    VOTING AGREEMENT.  During the term of this Agreement:

                 (a) Each of the Shareholders agrees to vote all of his shares of the Company's common stock, no par value (the "Common Stock") as follows:

                       (i) In favor of the Nominating Committee's proposed slate of directors to be elected at the Company's 1999 Annual Meeting of Shareholders to the Company's Board of Directors of Steven Cash Nickerson, Byron McCurdy, William W. Johnston, and M. Raymond Schwartz;

                       (ii) In favor of the Nominating Committee's proposed slate of directors to be elected at the Company's 2000 Annual Meeting of Shareholders to the Company's Board of Directors of Kevin T. Costello, Richard
C. Schilg, Crystal A. Faulkner, and Charles F. Dugan, II; and

                       (iii) In favor of the Nominating Committee's proposed slate of directors to be elected at the Company's 2001 Annual Meeting of Shareholders to the Company's Board of Directors of Steven Cash Nickerson, Byron McCurdy, William W. Johnston, and M. Raymond Schwartz.

                  (b) To the extent that any of the Shareholders are so elected to the Board of Directors of the Company, such Shareholders agree to vote in their capacity as directors during the term of this Agreement in favor of:

                       (i) The election of Kevin T. Costello, William W. Johnston, and Charles F. Dugan II to the Nominating Committee of the Company's Board of Directors; and

                       (ii) The election of the following persons to the offices of the Company set opposite their respective names:

               Richard C. Schilg     - Chairman Emeritus and Vice Chairman

               William W. Johnston   - Chairman and General Counsel

               Kevin T. Costello     - President and Chief Executive Officer

               Steven Cash Nickerson - Executive Vice President, Corporate
                                       Development  and Mergers and
                                       Acquisitions; Associate General Counsel



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               Byron McCurdy         - Executive Vice President, Government
                                       Affairs and Chancellor of TEAM America
                                       University

              (c)     Each of the Shareholders agrees that he will not:

                      (i) Solicit proxies from the Company's shareholders in opposition to any recommendation of the Company's Board of Directors;

                      (ii) Initiate or participate in any group which proposes, without the support of the Company's Board of Directors, any change in the control of the Company, whether by tender offer, merger, proxy solicitation, or otherwise; and

                      (iii) Take any action which would hinder Kevin Costello's capacity to operate and function as Chief Executive Officer of the Company.

         SECTION 2. CHANGES IN THE COMMON STOCK. Each Shareholder agrees that any shares of Common Stock that the Shareholder purchases or that the Shareholder in any other manner otherwise acquires beneficial ownership including any common shares or other voting securities of the Company that are issued on, or in exchange for, any of the shares of the Common Stock held by the parties hereto by reason of any stock dividend, stock split, consolidation, or reclassification of shares of the Company, shall be subject to the terms of this Agreement.

         SECTION 3. EQUITABLE RELIEF AND ENFORCEABILITY. The parties hereto will be entitled to equitable relief, including injunction and specific performance in any court of competent jurisdiction in accordance with its terms, in the event of any breach of the provisions of this Agreement by any other party, in addition to all other remedies available to the Shareholders at law or in equity. The rights and remedies of parties hereto shall be cumulative and not exclusive.

         SECTION 4. WAIVER. The failure by any party to exercise or enforce any of the terms or conditions of this Agreement shall not constitute a waiver of that party's rights hereunder to enforce each and every term and condition of this Agreement.

         SECTION 5. COMPLETE AGREEMENT. This Agreement constitutes the entire agreement among the parties thereto relating to the specific subject matter thereof. There are no terms, obligations, covenants, representations, statements, or conditions relating to the subject matter thereof other than those contained in this Agreement. No variation or modification of this Agreement or waiver orders of any of the terms or provisions hereof will be deemed valid unless in writing and signed by all of the parties hereto.

         SECTION 6. TERM.  This Agreement shall terminate on February 28, 2002.

         SECTION 7. NOTICES. All notices required or allowed to be given under this Agreement shall be given to the other party at the address or facsimile number set forth below, or to such other address or facsimile number as either party may instruct the other party in writing, either by


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facsimile or by overnight delivery service and will be deemed to have been given when received by such other party at the address set forth in this Agreement.

                  (a)      If to Schilg:

                           Richard C. Schilg
                           3031 E. Orange Road
                           Lewis Center, OH 43035

                  (b)      If to Costello:

                           Kevin T. Costello
                           TEAM America Corporation
                           110 E. Wilson Bridge Rd.
                           Worthington, OH 43085

                  (c)      If to Nickerson:

                           Steven Cash Nickerson
                           101 Red Cedar No. 20
                           Incline, NV 89451

                  (d)      If to B. McCurdy:

                           Byron McCurdy
                           1904 Candleridge Drive
                           Twin Falls, ID 83301

                  (e)      If to T. McCurdy:

                           Terry McCurdy
                           692 Mt. View Drive
                           Twin Falls, ID 83301

         SECTION 8. BINDING OBLIGATION AND BENEFIT. The obligations stated in this Agreement shall be binding upon the Shareholders and their respective representatives, successors, and assigns, whether by operation of law or otherwise. Nothing in this Agreement, express or implied, is intended to confer upon any person or entity other than the parties hereto and their successors in interest any rights or remedies under or by reason of this Agreement.

         SECTION 9. GOVERNING LAW. The validity, interpretation, and construction of this Agreement shall be governed by Ohio law, without reference to Ohio's choice of law rules.

         SECTION 10. SEVERABILITY. In case any one or more of the provisions contained in this Agreement is held to be invalid, illegal, or unenforceable in any respect for any reason, such


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invalidity, illegality, or unenforceability shall not affect any other provisions hereof. It is the intention of the parties that if any provision is held to be invalid, illegal, or unenforceable, there shall be added in lieu thereof a valid and enforceable provision as similar in terms to such provision as is possible.

         SECTION 11. COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         SECTION 12. INTERPRETATION. The section headings contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the parties, and will not in any way affect the meaning or interpretation of this Agreement. In the event of any conflict between this Agreement or any other agreement between the Shareholders, this Agreement shall control.


         IN WITNESS WHEREOF, the parties hereto have executed this Voting Agreement as of the date set forth above.


                                        /s/ Richard C. Schilg
                                        ---------------------------------------
                                        Richard C. Schilg


                                        /s/ Kevin T. Costello
                                        ---------------------------------------
                                        Kevin T. Costello



                                        /s/ Steven Cash Nickerson
                                        ---------------------------------------
                                        Steven Cash Nickerson



                                        /s/ Byron McCurdy
                                        ---------------------------------------
                                        Byron McCurdy



                                        /s/ Terry McCurdy
                                        ---------------------------------------
                                        Terry McCurdy



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